UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act Of 1934 (Amendment No.   )

Filed by the Registrant [X]     Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

Leap Wireless International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

May 17, 2002

Dear Fellow Stockholder:

We recently learned that, due to a printing error by our vendor ADP Investor Communication Services, the Voting Instruction Forms for our 2002 Annual Meeting of Stockholders that were sent to beneficial holders that own their shares of Leap stock in “street name” did not include a means to withhold approval for the election of individual directors to Leap’s Board of Directors.

When Leap learned of ADP’s mistake, the company decided to adjourn the business portion of its 2002 Annual Meeting of Stockholders and hold the polls open for an additional three weeks, and ADP agreed to send, at its expense, corrected Voting Instruction Forms to the beneficial holders of Leap shares that own their stock in “street name.” In order to allow beneficial holders additional time to submit a new Voting Instruction Form, the Annual Meeting of Stockholders has been adjourned until 3:00 p.m., P.D.T., on June 6, 2002, at which time the meeting will reconvene at the headquarters of Leap Wireless International, Inc., at 10307 Pacific Center Court, San Diego, California 92121. When the adjourned meeting reconvenes, the polls will be closed and the final ballots tallied and announced. No other business or presentations will be conducted at the meeting when reconvened.

Please find enclosed with this letter a revised Voting Instruction Form and a return envelope. Please complete, sign, date and return the enclosed Voting Instruction Form at your earliest convenience.

If you have any questions, please feel free to contact Mr. Jim Seines, Leap’s Director of Investor Relations, at (858) 882-6084. We apologize for any inconvenience resulting from this matter.

Thank you for your cooperation and continued support.

Sincerely,

/s/  SUSAN G. SWENSON

Susan G. Swenson
President and
Chief Operating Officer

LEAP WIRELESS INTERNATIONAL, INC. ANNUAL MEETING TO BE HELD ON 06/06/02 FOR HOLDERS AS OF 03/20/02

•  ISSUER CONFIRMATION COPY — INFO ONLY  •

7	1-0001	THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.

CUSIP

          521863100

DIRECTORS		CONTROL NO.

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES		0010100

1 —	01 – ANTHONY R. CHASE, 02 – THOMAS A. PAGE, 03 – SUSAN G. SWENSON, 04 – MICHAEL B. TARGOFF

PROPOSALS		DIRECTORS RECOMMEND

2 —	TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS LEAP’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.	FOR 0010200

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

*NOTE* THE ANNUAL MEETING HELD ON MAY 15, 2002 HAS BEEN ADJOURNED UNTIL JUNE 6, 2002 AT 3:00 P.M. PACIFIC DAYLIGHT TIME FOR SHAREHOLDERS OF RECORD ON MARCH 20, 2002.

HOUSEHOLDING ELECTION

Mark “FOR” to enroll this account to receive certain future shareholder communications in a single package per household. Mark “AGAINST” if you do not want to participate. To change your election in the future, call 1-800-542-1061. See accompanying page for more information about this election.

FOLD AND DETACH HERE

LEAP WIRELESS INTERNATIONAL, INC.
06/06/02

DIRECTORS MARK “X” FOR ONLY ONE BOX	2 ITEM(S)	SHARE(S) ________
FOR ALL NOMINEES

WITHHOLD ALL NOMINEES

WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.

USE NUMBER ONLY ___________

FOR	AGAINST	ABSTAIN
PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATELY NUMBERED BOX WITH BLUE OR BLACK INK ONLY. X

DO NOT USE			SEE VOTING INSTRUCTION NO. 1 ON REVERSE

DO NOT USE			ACCOUNT NO.:

FOR	AGAINST	ABSTAIN	CUSIP 521863100

DO NOT USE			CONTROL NO.:

DO NOT USE			CLIENT NO.:

DO NOT USE			PLACE “X” HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING

FOR	AGAINST	ABSTAIN

DO NOT USE			[ADP LOGO]

DO NOT USE

DO NOT USE

FOR	AGAINST	ABSTAIN	51 MERCEDES WAY

DO NOT USE			EDGEWOOD NY 11717

DO NOT USE			IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS (HH)

DO NOT USE			LEAP WIRELESS INTERNATIONAL, INC.

FOR	AGAINST	ABSTAIN	10307 PACIFIC CENTER COURT

DO NOT USE DO NOT USE			SAN DIEGO, CA 92121 ATTN: JIM SEINES

PAGE 1 OF 2			____________________________________________________________ SIGNATURE(S)	_________/___/______ DATE

FOLD AND DETACH HERE